UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2015
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 18, 2015, First NBC Bank Holding Company (the “Company”) entered into a Purchase Agreement with eleven accredited investors (“Purchase Agreement”) under which the Company issued an aggregate of $60.0 million in aggregate principal amount of its 5.75% Subordinated Notes due 2025 (“Notes”) to the investors at a price equal to 100% of the aggregate principal amount of the Notes. The Purchase Agreement contained certain customary representations, warranties and covenants made by the Company, on the one hand, and the investors, severally and not jointly, on the other hand.
The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Notes were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.
Under the terms of the Purchase Agreement, the Company has agreed to take steps, within certain time periods following the closing specified in the Purchase Agreement, to provide for the exchange of the Notes for subordinated notes that are registered with the Securities and Exchange Commission (“SEC”) and have substantially the same terms as the Notes. Among other things, the Company has agreed to file an exchange offer registration statement with the SEC not later than April 19, 2015 and to use its reasonable best efforts to complete the exchange offer within 45 days after the effectiveness of the registration statement. The Company would be required to pay additional interest, as specified in the Purchase Agreement, if it fails to comply with its registration obligations under the Notes within the time periods specified in the Purchase Agreement.
The form of the Purchase Agreement, including the registration rights provisions, is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the form of the Purchase Agreement.
Sandler, O’Neill & Partners, L.P. and Keefe, Bruyette & Woods, Inc. acted as placement agents in the offering and received a fee from the Company equal to 1.5% of the aggregate purchase price of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On February 18, 2015, the Company entered into a Purchase Agreement with eleven accredited investors under which the Company issued an aggregate of $60.0 million in aggregate principal amount of Notes. The Notes were issued under an indenture, dated February 18, 2015 (“Indenture”), by and among the Company and U.S. Bank National Association, as trustee (“Trustee”). The Trustee will also serve as the initial paying agent and registrar with respect to the Notes.
The Notes have a maturity date of February 18, 2025 and bear interest, payable semiannually in arrears on February 18 and August 18 of each year, commencing August 18, 2015, at a fixed interest rate of 5.75% per year. The Notes are not convertible into common stock or preferred stock of the Company and are not subject to redemption at the option of the holders. The Notes may be redeemed by the Company, in whole or in part, on or after November 18, 2024 or, in whole but not in part, under certain limited circumstances set forth in the Indenture. Any redemption by the Company would be at a redemption price equal to 100% of the principal balance being redeemed, together with any accrued and unpaid interest to the date of redemption.
Principal and interest on the Notes are not subject to acceleration, except upon certain bankruptcy-related events. The Notes are the unsecured, subordinated obligations of the Company and rank junior in right of payment to the Company’s current and future senior indebtedness and to the Company’s obligations to its general creditors.
The Notes are intended to qualify as tier 2 capital for regulatory purposes. The Company expects to utilize the net proceeds from the sale of the Notes for general corporate purposes, which may include supporting the continued growth of its business, acquisitions, and the redemption or repayment of other fixed obligations.
The form of the Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The form of Note is included in the Indenture in Exhibit A-1 and Exhibit A-2. The descriptions of the Indenture and the Notes herein are summaries, do not purport to be complete and are qualified in their entirety by reference to the copy of the Indenture and form of Note.

Item 7.01 Regulation FD Disclosure
On February 18, 2015, the Company issued a press release announcing the completion of the Note issuance. A copy of the press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

d.	Exhibits
Exhibit No.	Description
4.1	Form of Purchase Agreement, dated February 18, 2015, by and between First NBC Bank Holding Company*
4.2	Form of Indenture, dated February 18, 2015, by and among First NBC Bank Holding Company and U.S. Bank National Association, as trustee
4.3	Form of 5.75% Subordinated Note due 2025 (included in Exhibit 4.2)
99.1	Press release, dated February 18, 2015
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: February 18, 2015

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President

EXHIBIT INDEX
Exhibit No.	Description
4.1	Form of Purchase Agreement, dated February 18, 2015, by and between First NBC Bank Holding Company*
4.2	Form of Indenture, dated February 18, 2015, by and among First NBC Bank Holding Company and U.S. Bank National Association, as trustee
4.3	Form of 5.75% Subordinated Note due 2025 (included in Exhibit 4.2)
99.1	Press release, dated February 18, 2015
* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.